Exhibit 99.1

Aspen Aerogels, Inc. Reports First Quarter 2016 Financial Results and Recent Business Developments

NORTHBOROUGH, Mass., May 5, 2016 — Aspen Aerogels, Inc. (NYSE: ASPN) (“Aspen Aerogels”) today announced financial results for its first quarter of 2016, which ended March 31, 2016, and discussed first quarter highlights and recent business developments.

Total revenue for the quarter of $32.8 million reflected growth of 40% compared to the first quarter last year. On a GAAP basis, first quarter net loss was $1.8 million compared to $2.8 million in the first quarter of 2015. GAAP net loss per share for the quarter was $0.08 compared to $0.12 in the first quarter of 2015.

Adjusted EBITDA for the first quarter was $2.0 million, compared to $0.7 million in the first quarter of 2015. A reconciliation of Adjusted EBITDA to net income (loss) is provided in the financial schedules that are part of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

First Quarter 2016 Highlights and Recent Developments

•	Total revenue increased 40% to $32.8 million

•	Gross profit increased 45% to $6.5 million, with a gross margin of 20%

•	Adjusted EBITDA nearly tripled to $2.0 million

“We achieved solid revenue, gross profit and Adjusted EBITDA growth supported by output from our third production line. Our 40% revenue growth rate reflected strong demand in the petrochemical market in Asia, a significant subsea project this year, and resurgent demand in the building materials market in Europe. We also substantially completed deliveries on our first large scale LNG project during the quarter,” said Don Young, President and CEO of Aspen Aerogels.

Mr. Young continued, “Today, we filed a complaint with the United States International Trade Commission (ITC) alleging that two China-based companies engaged in unfair trade practices by importing and selling aerogel products in the United States that infringe several of our patents. Taking this action reflects our core strategy to invest in the research, development, IP protection, commercialization and defense of our aerogel technology worldwide. Accordingly, we are taking a series of preemptive legal actions to assert our rights against companies that infringe our patents. We have engaged Fish and Richardson, a leading global intellectual property and litigation law firm, to represent us at the ITC.”

“The ITC helps to protect innovative American manufacturers from unfair trade practices including the importation and sale of products in the United States that infringe patented technologies. We are committed to protecting our intellectual property rights and the ITC action will play an important role in that effort,” concluded Mr. Young.

2016 Financial Outlook

Aspen Aerogels updates its 2016 full year outlook:

•	Total revenue is expected to range between $117 million and $125 million, up slightly from prior guidance of $117 million to $122 million

•	Adjusted EBITDA is expected to range between $11.5 million and $13.0 million, unchanged from prior guidance

•	GAAP EPS is expected to range between a loss of $0.09 and $0.16 per share, down from prior guidance of a loss of $0.06 to $0.15 per share

Our 2016 outlook assumes depreciation and amortization of between $9.6 million and $9.8 million, stock based compensation of between $5.2 million and $5.4 million, interest expense of $0.2 million, and weighted average shares of common stock outstanding of 23.2 million for the full year.

The ITC action and other patent enforcement actions may require significant legal expenditures during 2016 and 2017. The amount and timing of these litigation costs will be difficult to predict. This 2016 financial outlook specifically excludes the costs and expenses of such patent enforcement actions during the year.

Aspen Aerogels may incur charges, realize gains or losses, incur financing and interest expense or experience other events in 2016 that could cause actual results to vary materially from this outlook. In addition, the timing of projects may have a significant impact on quarterly and annual revenue and profitability and can be difficult to predict.

Conference Call Notification

A conference call with Aspen Aerogels management to discuss the first quarter results, business highlights and recent developments will be webcast live at 5:00 pm EDT on May 5, 2016. During the call, management will respond to questions concerning, but not limited to, Aspen Aerogels’ financial performance, recent developments, business conditions and industry outlook. Management’s discussion and responses could contain information that has not been previously disclosed. The conference call will be available live as a listen-only webcast and will be hosted at the Investors section of the Aspen Aerogels’ website, www.aerogel.com. In addition, you may call 877-201-0168 (toll free, U.S. & Canada only) passcode “93031255”, or +1 647-788-4901 (international) passcode “93031255”, to listen to the live webcast.

Following the live event, an archived version of the webcast will be available on the Aspen Aerogels’ website for convenient on-demand replay.

A copy of this press release is posted in the Investors section on the Aspen Aerogels website.

Non-GAAP Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the United States of America (“GAAP”), Aspen Aerogels provides additional financial metrics that are not prepared in accordance with GAAP (“non-GAAP”). These non-GAAP financial measures include Adjusted EBITDA. Management uses these non-GAAP financial measures, in addition to GAAP financial measures, as a measure of operating performance because the non-GAAP financial measures do not include the impact of items that management does not consider indicative of Aspen Aerogels’ core operating performance. In addition, management uses Adjusted EBITDA (i) for planning purposes, including the preparation of Aspen Aerogels’ annual operating budget, (ii) to allocate resources to enhance the financial performance of its business, and (iii) as a performance measure under its bonus plan.

Management believes that these non-GAAP financial measures reflect Aspen Aerogels’ ongoing business in a manner that allows for meaningful comparisons and analysis of trends in its business, as they exclude expenses and gains not reflective of Aspen Aerogels’ ongoing operating results or that may be infrequent and/or unusual in nature. Management also believes that these non-GAAP financial measures provide useful information to investors in understanding and evaluating Aspen Aerogels’ operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies. These non-GAAP measures may not be comparable to similarly titled measures presented by other companies.

The non-GAAP financial measures do not replace the presentation of Aspen Aerogels’ GAAP financial results and should only be used as a supplement to, not as a substitute for, Aspen Aerogels’ financial results presented in accordance with GAAP. In this press release, Aspen Aerogels has provided a reconciliation of each non-GAAP financial measure used in its financial reporting to the most directly comparable GAAP financial measure. Management strongly encourages investors to review Aspen Aerogels’ financial statements and publicly-filed reports in their entirety and not rely on any single measure.

About Aspen Aerogels, Inc.

Aspen Aerogels is an energy technology company that designs, develops and manufactures innovative, high-performance aerogel insulation used primarily in large-scale energy infrastructure facilities. Headquartered in Northborough, Mass., Aspen Aerogels manufactures its Cryogel®, Pyrogel® and Spaceloft® products at its East Providence, R.I. facility.

Investor Relations Contact:

Shawn Severson

EnergyTech Investor, LLC

Phone: (415) 233-7094

shawn@energytechinvestor.com

Special Note Regarding Forward-Looking and Cautionary Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements, including statements relating to Aspen Aerogels’ 2016 Financial Outlook. These statements are not historical facts but rather are based on Aspen Aerogels’ current expectations, estimates and projections regarding Aspen Aerogels’ business, operations and other factors relating thereto, including with respect to the 2016 Financial Outlook. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “outlook,” and similar expressions are used to identify these forward-looking statements. Such forward-looking statements include statements regarding, among other things, Aspen Aerogels’ expectations about revenue, expenses, Adjusted EBITDA and GAAP EPS; beliefs about the general strength or health of Aspen Aerogels’ business; beliefs about Aspen Aerogels’ technology strategy and implementation; future operating performance on an annual and quarterly basis; accounting and other assumptions involved in arriving at the expectations; and expectations about the cost, timing or likelihood of success of Aspen Aerogels’ patent enforcement actions. All such forward-looking statements are based on management’s present expectations and are subject to certain factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such statements. These risks and uncertainties include, but are not limited to, the following: any sustained downturn in the energy industry and/or energy prices; any disruption or inability to achieve expected capacity levels in any of our three production lines or the manufacturing facility in which they are located; any failure to achieve an increase in production capacity that Aspen Aerogels’ growth plan requires in a timely manner; any failure of demand for Aspen Aerogels’ products; any failure to achieve expected average selling prices for Aspen Aerogels’ products; the failure to obtain significant additional capital to pursue Aspen Aerogels’ growth strategy; the failure of our products to become widely adopted; the competition Aspen Aerogels faces in its business; the failure to manage Aspen Aerogels’ growth, and the demands that growth places on Aspen Aerogels’ management systems and infrastructure; any failure of Aspen Aerogels’ products to meet applicable specifications and other performance, safety, technical and delivery requirements; the failure of Aspen Aerogels to achieve anticipated improvement in profit margins; the general economic conditions and cyclical demands in the markets that Aspen Aerogels serves; the economic, operational and political risks associated with sales and expansion of operations in foreign countries; the loss of any direct customer, including distributors, contractors and OEMs; compliance with health and safety laws and regulations; shortages of raw materials; the maintenance and development of distribution channels; and the other risk factors discussed under the heading “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2015 and filed with the Securities and Exchange Commission (“SEC”) on March 4, 2016, as well as any updates to those risk factors filed from time to time in our subsequent periodic and current reports filed with the SEC. All statements contained in this press release are made only as of the date of this press release, and Aspen Aerogels does not intend to update this information unless required by law.

ASPEN AEROGELS, INC.

Condensed Consolidated Balance Sheets

(Unaudited and in thousands)

	March 31, 2016	December 31, 2015

Assets
Current assets:
Cash and cash equivalents	$29,357	$32,804
Accounts receivable, net	23,207	20,624
Inventories	6,139	6,532
Prepaids and other current assets	707	1,687

Total current assets	59,410	61,647
Property, plant, and equipment, net	79,539	78,322
Other long-term assets	94	105

Total assets	$139,043	$140,074

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$12,745	$10,684
Accrued expenses	3,441	5,568
Deferred revenue	431	681
Other current liabilities	295	476

Total current liabilities	16,912	17,409
Other long-term liabilities	166	191

Total liabilities	17,078	17,600
Total stockholders’ equity	121,965	122,474

Total liabilities and stockholders’ equity	$139,043	$140,074

ASPEN AEROGELS, INC.

Consolidated Statements of Operations

(Unaudited and In thousands, except share and per share data)

	Three months ended March 31,
	2016	2015

Revenues:
Product	$32,286	$23,211
Research services	535	289

Total revenue	32,821	23,500

Cost of revenue:
Product	25,992	18,845
Research services	302	141

Gross profit	6,527	4,514
Operating expenses:
Research and development	1,310	1,304
Sales and marketing	3,062	2,332
General and administrative	3,913	3,623

Total operating expenses	8,285	7,259

Loss from operations	(1,758)	(2,745)
Interest expense, net	(39)	(45)

Total interest expense, net	(39)	(45)

Net loss	$(1,797)	$(2,790)

Net loss per share:

Basic	$(0.08)	$(0.12)

Diluted	$(0.08)	$(0.12)

Weighted-average common shares outstanding:

Basic and diluted	23,063,471	22,922,273

Square Foot Operating Metric

We price our product and measure our product shipments in square feet.

	Three Months Ended March 31,
	2016	2015
	(In thousands)
Product shipments in square feet	11,846	8,780

Reconciliation of Non-GAAP Financial Measures

The following table presents a reconciliation of the non-GAAP financial measure included in the Aspen Aerogels, Inc. press release dated May 5, 2016 to the most directly comparable GAAP measure:

Reconciliation of Adjusted EBITDA to Net Income (Loss)

We define Adjusted EBITDA as net income (loss) before interest expense, taxes, depreciation, amortization, stock-based compensation expense and other items, which occur from time to time, that we do not believe are indicative of our core operating performance.

	Three Months Ended March 31,
	2016	2015
	(In thousands)

Net loss	$(1,797)	$(2,790)
Depreciation and amortization	2,410	2,184
Stock-based compensation	1,370	1,295
Interest expense	39	45

Adjusted EBITDA	$2,022	$734